UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 5, 2016

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 943-2600

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry Into a Material Definitive Agreement.

On July 5, 2016 (the “Closing Date”), Cypress Semiconductor Corporation (the “Company”) entered into a Joinder and Amendment Agreement (the “Joinder and Amendment Agreement”) with the guarantors party thereto, the initial incremental term loan lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (the “Agent”).  The Joinder Agreement supplements the Company’s existing Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2015, by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, the Agent, and Morgan Stanley Bank, N.A., as issuing bank (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by that certain Amendment No. 1, dated October 20, 2015, Amendment No. 2, dated March 23, 2016, and Amendment No. 3, dated April 27, 2016, the “Credit Agreement”).

The Joinder and Amendment Agreement provides for the incurrence by the Company of an incremental term loan in an aggregate principal amount of $450,000,000 (the “Incremental Term Loan”). The incurrence of such Incremental Term Loan is permitted as an incremental loan under the Credit Agreement and is subject to the terms of the Credit Agreement and to additional terms set forth in the Joinder and Amendment Agreement.  The Incremental Term Loan was fully funded on the Closing Date and matures on July 5, 2021 (the “Maturity Date”).

The Incremental Term Loan will initially bear interest at (i) with respect to any portion of the Incremental Term Loan that is a LIBOR rate loan, 5.50%, or (ii) with respect to any portion of the Incremental Term Loan that is a base rate loan, 4.50%.  Following the Company’s delivery of a compliance certificate and financial statements for the Company’s third fiscal quarter of 2016, the Incremental Term Loan shall bear interest, at the Company’s option, at (i) an adjusted LIBOR rate plus an applicable margin of either 5.25% or 5.50%, or (ii) an adjusted base plus an applicable margin of either 4.25% or 4.50%, with the applicable margin in each case determined based on the Company’s total net leverage ratio for the trailing twelve month period ended as of the last day of the Company’s most recently ended fiscal quarter. The Company paid an upfront fee to the initial incremental lenders in an amount equal to 1.5% of the aggregate principal amount of the Incremental Term Loan funded. The Company is required to pay a prepayment premium of 1% of the principal amount prepaid if it prepays the Incremental Term Loan in certain circumstances prior to the date that is twelve months after the Closing Date.

The Incremental Term Loan amortizes in quarterly installments in an amount equal to (i) 1.25% of the original principal amount of the Incremental Term Loan payable on the first day of each fiscal quarter of the Company beginning with the Company’s fourth fiscal quarter of 2016 and continuing through the Company’s third fiscal quarter of 2019, and (ii) 1.875% of the original principal amount of the Incremental Term Loan for each fiscal quarter of the Company beginning with the Company’s fourth fiscal quarter of 2019 and continuing for each fiscal quarter of the Company thereafter.  The remaining principal amount of the Incremental Term Loan is due on the Maturity Date. The Incremental Term Loan may be voluntarily prepaid at the Company’s option in accordance with the terms of the Credit Agreement and is subject to mandatory prepayments, including, among other things, mandatory prepayments from (i) 50% of excess cash flow for the fiscal year of the Company (as defined in the Credit Agreement) (stepping down to 25% and 0% in the event of a decrease in the total leverage ratio over time) minus the aggregate amount of any voluntary prepayments previously made, (ii) the net cash proceeds from certain asset sales (subject to certain reinvestment rights), and (iii) the proceeds from any debt issuances not otherwise permitted under the Credit Agreement.

The Joinder and Amendment Agreement provides for a fixed charge coverage ratio covenant and a total leverage ratio covenant. These covenants are the same as those in the Credit Agreement, but can be amended, waived or consented to by the requisite Incremental Term Loan lenders only. The proceeds of the Incremental Term Loan will be used to finance a portion of purchase price for the Company’s acquisition of certain assets used in the operation of Broadcom Corporation’s Internet of Things business, and to pay fees and expenses incurred in connection with the foregoing.

The Joinder and Amendment Agreement also amends the Credit Agreement to, among other things, increase the interest rate applicable to the Company’s existing incremental term loans under the Credit Agreement. Prior to the effectiveness of the Joinder and Amendment Agreement, the applicable margin for LIBOR rate loans was 3.25% and for base rate loans was 2.25%. From and after the effectiveness of the Joinder and Amendment Agreement until the Company’s delivery of a compliance certificate and financial statements for the Company’s third fiscal quarter of 2016, the applicable margin for LIBOR rate loans is 5.108% and for base rate loans is 4.108%.  Following the Company’s delivery of a compliance certificate and financial statements for the Company’s third fiscal quarter of 2016, the applicable margin for LIBOR rate loans will be either 4.858% or 5.108%, and the applicable margin for base rate loans will be either 3.858% or 4.108%, with the applicable margin in each case determined based on the Company’s total net leverage ratio for the trailing twelve month period ended as of the last day of the Company’s most recently ended fiscal quarter.

Certain of the Lenders and their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for those transactions.

The foregoing description is qualified in its entirety by reference to the Joinder and Amendment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Joinder and Amendment Agreement, dated as of July 5, 2016, by and among Cypress Semiconductor Corporation, the guarantors party thereto, the incremental term loan lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2016

CYPRESS SEMICONDUCTOR CORPORATION

By:  /s/ Thad Trent_______________________________

Name: Thad Trent

Title:	Chief Financial Officer and Executive Vice President, Finance & Administration

EXHIBIT INDEX

Exhibit No.	Description

10.1

Joinder and Amendment Agreement, dated as of July 5, 2016, by and among Cypress Semiconductor Corporation, the guarantors party thereto, the incremental term loan lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent.